As filed with the Securities and Exchange Commission on September 20, 2005.

                                                 Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                               ------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              HANCOCK FABRICS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              64-0740905
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                 One Fashion Way
                                Baldwyn, MS 38824
           (Address of Principal Executive Offices including zip code)

                          2005 Stock Compensation Plan
                           For Non-Employee Directors
                            (Full title of the plan)

                                 Bruce D. Smith
              Executive Vice President and Chief Financial Officer
                                 One Fashion Way
                                Baldwyn, MS 38824
                                 (662) 365-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              Sam D. Chafetz, Esq.
               Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
                               165 Madison Avenue
                                Memphis, TN 38103
                                 (901) 577-2148

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum        Proposed maximum
 Title of securities to       Amount to be            offering           aggregate offering         Amount of
      be registered            registered       price per share (1)           price (1)          registration fee
-------------------------------------------------------------------------------------------------------------------
Common stock, par value      100,000 shares            $6.16                  $616,000                $73.00
$0.01 per share
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the New York Stock
      Exchange on September 14, 2005, as reported on the Yahoo! Finance web site.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each participant in the plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by Hancock Fabrics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The Company has filed the following documents with the Commission and incorporates them herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended January 30, 2005, filed with the Commission on April 15, 2005.
     2. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year ended January 30, 2005.
     3.   The  Company's  registration  statement  on Form 10 filed  pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description contained therein of the common stock to be offered under the 2005 Stock Compensation Plan for Non-Employee Directors (the "Plan"), and any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, we will provide plan participants, without charge, upon written or oral request, other documents required to be delivered pursuant to Commission Rule 428(b). Written requests should be directed to Hancock Fabrics, Inc., Attn: Corporate Secretary, One Fashion Way, Baldwyn, Misissippi 38824. Telephone requests may be directed to Bruce D. Smith, Executive Vice President and Chief Financial Officer, at (662) 365-6000.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The legality of the common stock offered hereby has been opined by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel for the Company ("Baker Donelson"), 165 Madison Ave., Suite 2000, Memphis, Tennessee 38103. Baker Donelson was not employed on a contingent basis for its opinion, did not receive a substantial interest, directly or indirectly, in the Company, or any parent or subsidiary and was not and is not connected with the Registrant as a promoter, managing underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the Company's certificate of incorporation includes such a provision.

     Article Ninth of the Company's Certificate of Incorporation (the "Certificate") provides for indemnification, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent indemnification is broadened, as it may be amended), for each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, partner, member or trustee of another entity). Such indemnification extends to all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Ninth provides that rights conferred thereby are contract rights and are not exclusive of any other rights that the indemnitee may acquire under any statute, provision of the Certificate or By-Laws of the Company, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Company also maintains liability insurance for directors and officers, as authorized by Section 145 of the Delaware General Corporation Law.


Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.      Description
-----------      -----------

   4.0 Hancock Fabric, Inc.'s 2005 Stock Compensation Plan for Non-Employee Directors.

   4.1 Certificate of Incorporation of Registrant (previously filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1992, and incorporated by reference).

   4.2 Bylaws of Registrant (previously filed as Exhibits 3.2 and 4.2 to the Form 10-K filed with the Commission on April 22, 1996, and incorporated by reference).

   4.3 Amended and Restated Rights Agreement between Registrant and Continental Stock Transfer and Trust Company dated as of
                 March 23, 1987 and amended and restated most recently on March 4, 2001 (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on April 6, 2001, and incorporated by reference).

   4.4 Agreement between Registrant and Continental Stock Transfer and Trust Company (as Rights Agent) dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 26, 1993, and incorporated by reference).

   5.1 Opinion of Baker, Donelson, Bearman. Caldwell & Berkowitz, PC as to the legality of the shares being registered.

   23.1          Consent of PricewaterhouseCoopers, LLP.

   23.2 Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 to the Registration Statement).

   24.1          Power of Attorney (included with signatures).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes :

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baldwyn, State of Mississippi, on this 20th day of September, 2005.

                              HANCOCK FABRICS, INC.


                              By:   /s/ Bruce D. Smith
                                  ------------------------------------
                                  Bruce D. Smith
                                  Executive Vice President and
                                  Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Hancock Fabrics, Inc., a Delaware corporation, hereby constitute and appoint Bruce D. Smith the true and lawful agent and attorney-in-fact, with all power of substitution and resubstitution, to sign for the undersigned, in their respective names as officers and directors of the corporation, one or more registration statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement, relating to the Hancock Fabrics, Inc.'s 2005 Stock Compensation Plan for Non-Employee Directors; hereby ratifying and confirming all acts taken by such agent and attorney-in-fact as herein authorized.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, and as of the date first written above.


Signature                       Title
---------                       -----


/s/ Jane F. Aggers              President, Chief Executive Officer, Director
------------------------
Jane F. Aggers


/s/ Bruce D. Smith              ExecutiveVice President, Chief Financial Officer
------------------------
Bruce D. Smith


/s/ Wellford L. Sanders, Jr.    Non-Executive Chairman, Director
----------------------------
Wellford L. Sanders, Jr.


/s/ Don L. Fruge                Director
------------------------
Don L. Fruge


/s/ Roger T. Knox               Director
------------------------
Roger T. Knox


/s/ Donna L. Weaver             Director
------------------------
Donna L. Weaver


/s/ Bernard J. Wein             Director
------------------------
Bernard J. Wein

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

      Exhibit No.     Description
      -----------     -----------

         4.0 Hancock Fabric, Inc.'s 2005 Stock Compensation Plan for Non-Employee Directors.

         4.1 Certificate of Incorporation of Registrant (previously filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1992, and incorporated by reference).

         4.2          Bylaws of Registrant (previously filed as Exhibits 3.2 and
                      4.2 to the Form 10-K filed with the Commission on April 22, 1996, and incorporated by reference).

         4.3 Amended and Restated Rights Agreement between Registrant and Continental Stock Transfer and Trust Company dated as of March 23, 1987 and amended and restated most recently on March 4, 2001 (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on April 6, 2001, and incorporated by reference).

         4.4 Agreement between Registrant and Continental Stock Transfer and Trust Company (as Rights Agent) dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the Form 10-K filed with the Commission on April 26, 1993, and incorporated by reference).

         5.1 Opinion of Baker, Donelson, Bearman. Caldwell & Berkowitz, PC as to the legality of the shares being registered.

         23.1         Consent of PricewaterhouseCoopers, LLP.

         23.2 Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 to the Registration Statement.).

         24.1         Power of Attorney (included with signatures).

                                                                    Exhibit 4.0


                              HANCOCK FABRICS, INC.
                          2005 STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     1. PURPOSE OF THE PLAN. The Hancock Fabrics, Inc. 2005 Stock Compensation Plan for Non-employee Directors ("Plan") is intended to provide an incentive for ownership of the Company's common stock ("common stock") by non-employee directors by providing opportunities for them to elect to receive all or a portion of their quarterly compensation for services rendered as a director in common stock.
     2. SCOPE AND DURATION OF THE PLAN. Elections may be made from time to time during the life of the Plan. Unless sooner terminated pursuant to Paragraph 9, the Plan shall terminate on June 30, 2010 and thereafter no elections may be made under the Plan. Termination of the Plan shall have no effect on elections theretofore made. The aggregate number of shares of common stock as to which elections may be made under the Plan shall not exceed 100,000 shares (subject to adjustment as provided in the Plan). Such shares may be authorized and unissued shares or shares reacquired by the Company and not reserved for any other purpose.
     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Chief Executive Officer, the President, and the Chief Financial Officer of the Company (collectively, "Committee"), none of whom is eligible to participate in the Plan and who shall otherwise be "disinterested persons" as defined in the regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The acts of a majority of members of the Committee present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee. The Committee shall have full authority in its discretion, but subject to the express provisions of the Plan: to determine the time or times at which elections may be made; to determine the number of shares to be covered by each election; to determine the terms and provisions of any instrument relating to elections and receipt of common stock under the Plan, including any legend on any certificate representing common stock received pursuant to the Plan; to determine whether and to what extent adjustments shall be made pursuant to the provisions of Paragraph 7; to interpret the Plan; and to prescribe, amend and rescind rules and regulations relating to the Plan. All determinations of the Committee shall be conclusive upon all persons, and no member of the Committee or of the Board of Directors ("Board") shall have any liability in respect thereof.
     4. ELIGIBILITY FACTORS FOR PARTICIPATION. Only directors of the Company who are not also its employees shall be eligible to participate under the Plan.
     5. PARTICIPATION. Each eligible director may elect, as to each Plan Quarter commencing during the term of the Plan, to receive common stock in lieu of all or part of his or her cash compensation payable for services rendered as a director for such quarter. Such election must be made prior to the beginning of each Plan Quarter. The number of shares to be received shall be computed by dividing the amounts of the compensation to be received in shares by the Fair Market Value of the common stock on the last day of the Plan Quarter, except in the event of a director electing to receive 100% of his or her cash compensation for a given Plan Quarter in stock. In consideration of a director electing to forego all cash compensation by receiving 100% of his or her quarterly fees in common stock, the amount of such compensation shall be increased by twenty-five percent (25%) for purposes of determining the amount of common stock to be issued.
     6. STOCK CERTIFICATES. Each Participant shall be entitled to a stock certificate or certificates registered in the name of the Participant and representing common stock as to which an election has been made pursuant to Paragraph 5, upon the earliest of:
     (a) The end of the Plan Quarter to which a prior election relates;
     (b) The date on which the Participant ceases to be a director; or
     (c) The  occurrence of a Change of Control.
No rights of a shareholder in respect of such common stock shall inure to any person prior to the issuance of the certificate or certificates representing such stock.
     7. ADJUSTMENTS. The Committee may make such adjustment, as the Committee determines to be appropriate, in the number of shares of common stock subject to elections and in the number of shares as to which elections may be made in order to compensate for the effect of any change in the Company's capitalization or structure or in the common stock or of any stock purchased pursuant to a tender offer by the Company or any other party.

     8. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the Company's voting securities within one year of that date.
     9. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of the Company's voting securities, increase the maximum number of shares which may be issued under the Plan or extend the date on which the Plan shall terminate. No amendment or termination of the Plan shall affect the rights of a participant pursuant to the Plan, except with the participant's consent.
     10. TRANSFERABILITY; REGISTRATION AND LISTING OF COMMON STOCK. Common stock to be received under the Plan shall be transferable only in accordance with applicable federal and state securities laws and applicable stock exchange or other trading system rules. The Company shall use its best efforts to register under the Securities Act of 1933, as amended ("Act"), all of the shares of common stock paid under the Plan. The Company shall use its best efforts to maintain the listing of the shares of common stock to be paid under the Plan on the principal national stock exchange or trading system on which such shares may be traded from time to time.
     11. TAXES. Taxes which the Company is required to collect, if any, with respect to such stock may be satisfied by withholding a sufficient number of shares of such stock to cover the amount required to be collected.
     12. DEFINITIONS. As used in the Plan, the following terms are defined as follows:
          (a) Company -- Hancock Fabrics, Inc., a Delaware corporation, its subsidiaries and their successors and assigns.
          (b) Participant -- A non-employee director who has made an election to receive common stock pursuant to the Plan.
          (c) Plan Quarter -- That period of approximately three (3) months (commencing the day following each regular quarterly Board of Directors Meeting [starting with the quarterly Board of Directors Meeting at which this Plan is approved] and ending on the day of the next regular quarterly Board of Directors Meeting or, if no such meeting is held in a particular quarter, then the month and day of the most recent year when a Board of Directors Meeting was last held in such fiscal quarter of the Company) during which a participant's compensation for services rendered as a director is earned.
          (d) Fair Market Value of the common stock on any given date shall be the average of the lowest and highest selling prices of the common stock:
               (i) as reported in the "New York Stock Exchange - Composite Transactions," or
               (ii) if the common stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the common stock is listed or admitted to trading.
          (e) Change of Control -- A change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a change of control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board as of the effective date of the Plan ("incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors constituting the incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchanged Act) shall be, for purposes of the Plan, considered as though such person were a member of the incumbent Board.

                                                                    Exhibit 5.1


       [Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC]


                               September 19, 2005

Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, MS  38824

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Hancock Fabrics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to one hundred thousand (100,000) shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable under the terms of the Company's 2005 Stock Compensation Plan for Non-Employee Directors (the "Plan").

     In connection therewith, we have relied upon, among other things, our examination of the Certificate of Incorporation and bylaws of the Company and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                     Very truly yours,

                                     BAKER, DONELSON, BEARMAN, CALDWELL &
                                     BERKOWITZ, PC




                                     By: /s/ Sam D. Chafetz, Esq.
                                         ------------------------------------
                                          Sam D. Chafetz, Esq.

                                                                  Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm




We hereby consent to the incorporation by reference in this Registration Statement of Hancock Fabrics, Inc. on this Form S-8 of our report dated April 13, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Hancock Fabrics, Inc.'s Annual Report to Shareholders which is incorporated by reference in Hancock Fabrics, Inc.'s Report on Form 10-K.



/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP
Memphis, Tennessee
September 8, 2005